UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of Principal Executive Offices)

(908) 947-3120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, the Board of Directors (the “Board”) of Amneal Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Board’s Compensation Committee, approved, effective February 27, 2020, the grant of performance-based restricted stock unit awards (the “PSUs”) with a target value at grant of $2.4 million apiece to each of Chirag Patel and Chintu Patel, the Company’s Co-Chief Executive Officers. The PSUs will be granted pursuant to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan as part of the Company’s 2020 long-term incentive compensation program. Between 0% and 200% of the PSUs can be earned based on the Company’s achievement of stock price hurdles over a three-year period from March 1, 2020 through February 28, 2023, with 50% of such units earned at a stock price of $8.00 per share and 200% of such units earned at a stock price of $20.00 per share. Any earned awards vest in full at the end of such performance period. The PSUs awarded to Messrs. Patel are subject to the same vesting and performance conditions as the performance-based restricted stock units awarded to the Company’s other named executive officers in 2020.

Messrs. Patel both continue to receive an annual salary of $1.00 each and do not receive any annual incentive compensation for their services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2020	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
	Name:	Todd P. Branning
	Title:	Senior Vice President and Chief Financial Officer